Filed Pursuant to Rule 424(b)(7)
Registration No. 333-218481

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 2, 2017)

2,075,395 Shares
Bridgepoint Education, Inc.
Common Stock
Warburg Pincus Private Equity VIII, L.P. ( “Warburg Pincus” or the “selling stockholder”) is offering 2,075,395 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock being offered hereby.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “BPI.” The last reported sale price of our common stock on the NYSE on August 14, 2017 was $10.06 per share.
Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully review the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.
The underwriter has agreed to purchase shares of our common stock from Warburg Pincus at a price of $9.00 per share, which will result in approximately $18.7 million of proceeds to Warburg Pincus, before expenses. The underwriter may offer shares of our common stock from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to credit securities entitlements with respect to the shares in book-entry form through the facilities of The Depository Trust Company to the accounts of its participants, against payment in New York, New York on August 18, 2017.

Sole Book-Running Manager
BTIG
Prospectus Supplement dated August 14, 2017

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling stockholder may sell shares of our common stock in one or more offerings. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the registration statement and the accompanying prospectus together with the documents incorporated by reference into this prospectus supplement and into the accompanying prospectus before buying any shares of our common stock in this offering. See “Where You Can Find Additional Information” on page S-24 of this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, nor the selling stockholder or the underwriter, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the selling stockholder or the underwriter, is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or such other offering materials or the time of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.
Except where the context otherwise requires or where otherwise indicated, to the terms “we,” “us,” “our,” “Bridgepoint” and “the company” refer to Bridgepoint Education, Inc., a Delaware corporation, and its consolidated subsidiaries, including Ashford University and University of the Rockies. References to the “selling stockholder” refer to Warburg Pincus.

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SUMMARY
The information below is a summary of the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. It does not contain all the information you should consider before deciding to invest in our common stock. This summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the information under the heading “Risk Factors” on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016, our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and our consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See ‘‘Special Note Regarding Forward-Looking Statements’’ beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus.
Overview
We are a provider of postsecondary education services through our regionally accredited academic institutions, Ashford University® and University of the RockiesSM. Ashford University offers associate’s, bachelor’s and master’s programs, and University of the Rockies offers master’s and doctoral programs. We believe our institutions, which deliver programs primarily online, embody the contemporary college experience.
Our institutions are committed to providing a high-quality educational experience to their students. Our institutions' online delivery models, weekly start dates, commitment to affordability and transferability of credits make their programs highly accessible. Our institutions' online platform has been designed to deliver a quality educational experience while offering the flexibility and convenience that many students require, particularly working adults. Our institutions have a comprehensive curriculum development process and employ qualified faculty members with significant academic and practitioner credentials. Our institutions conduct ongoing faculty and student assessment processes and provide a broad array of student services.
We are also focused on developing innovative new technologies to improve the way students learn, such as Constellation™, our proprietary learning platform, and the mobile applications offered by our institutions.
Ashford University
In March 2005, we acquired The Franciscan University of the Prairies, located in Iowa, and renamed it Ashford University. The mission of Ashford University is to provide accessible, affordable, innovative, high-quality learning opportunities and degree programs that meet the diverse needs of individuals pursuing advancement in their lives, professions and communities. We believe Ashford University is helping to define the modern college experience by providing the flexibility and effectiveness of online learning. The institution offers associate's, bachelor's and master's degree programs primarily online. Ashford University is comprised of four colleges: the Forbes School of Business and Technology™, the College of Education, the College of Health, Human Services and Science, and the College of Liberal Arts.

Ashford University is accredited by WASC Senior College and University Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017 (the “Form 10-K”). Ashford University maintains a website at www.ashford.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
University of the Rockies
In September 2007, we acquired the Colorado School of Professional Psychology, located in Colorado, and renamed it University of the Rockies. The mission of University of the Rockies is to provide high-quality, accessible learning opportunities globally for diverse groups of individuals seeking preparation for life goals, professional practice, service and distinguished leadership. University of the Rockies is a graduate institution that offers master's and doctoral degree programs in the social and behavioral sciences. Classes at University of the Rockies are presented in a progressive online format. The majority of students at University of the Rockies attend via the institution's accessible online platform, which is also available through our mobile applications.
University of the Rockies is accredited by the Higher Learning Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of the Form 10-K. University of the Rockies maintains a website at www.rockies.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
Corporate Information
We were incorporated in Delaware in May 1999 under the name TeleUniversity, Inc. and we changed our name to Bridgepoint Education, Inc. in February 2009. Our principal executive offices are located at 8620 Spectrum Center Blvd., San Diego, California 92123, and our telephone number is (858) 668-2586. Our website address is www.bridgepointeducation.com. Information contained on or accessible through our website does not constitute part of, and is not incorporated by reference into, this prospectus supplement, and you should not rely on any such information in making an investment decision with respect to our securities.

THE OFFERING

Common stock to be sold by Warburg Pincus in this offering	2,075,395 shares (approximately 7.1% of our outstanding common stock)
Common stock to be held by Warburg Pincus after this offering	7,562,890 shares (approximately 26.0% of our outstanding common stock)
Common stock outstanding after this offering	29,088,040 shares
Dividend Policy	We do not intend to pay dividends on our common stock in the foreseeable future.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock being offered hereby.
Risk Factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” on page S-4 of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

Trading symbol	Our common stock is listed on the NYSE under the trading symbol “BPI.”
Unless otherwise indicated, all common stock information in this prospectus supplement is based on the number of shares of common stock outstanding at August 11, 2017 and excludes:

•	4,900,151 shares of our common stock issuable upon exercise of outstanding options or settlement of outstanding restricted stock units and performance stock units as of July 31, 2017; and

•
5,540,752 shares of our common stock reserved for future issuance pursuant to future grants under our Amended and Restated 2009 Stock Incentive Plan and 1,316,440 shares of our common stock reserved for future issuance pursuant to future grants under our Employee Stock Purchase Plan as of July 31, 2017.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in the accompanying prospectus, as well as those set forth in the Form 10-K and our future filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, prospects, financial condition, cash flows and results of operations, and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference in this prospectus supplement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements may include, among others, statements regarding future events, our future results, strategies, expectations, the competitive environment, regulation and the availability of financial resources, including, without limitation, statements regarding:

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Ashford University's ability to continue to operate an accredited institution subject to the requirements of the State of California, Department of Consumer Affairs, Bureau for Private Postsecondary Education (the “BPPE”);

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our ability to comply with the extensive and continually evolving regulatory framework applicable to us and our institutions, including Title IV of the Higher Education Act of 1965, as amended (the “Higher Education Act”), and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	projections, predictions and expectations regarding our business, financial position, results of operations and liquidity, and enrollment trends at our institutions;

•	expectations regarding the effect of the closure of Ashford University's residential campus in Clinton, Iowa on our business;

•
our ability to obtain continued approval of Ashford University's programs for GI Bill benefits through the Iowa State Approving Agency and to prevent any disruption of educational benefits to Ashford's veteran students;

•	new initiatives focused on student success and academic quality;

•	new initiatives focused on student success and academic quality;

•	changes in our student fee structure;

•	expectations regarding the adequacy of our cash and cash equivalents and other sources of liquidity for ongoing operations;

•	expectations regarding investment in online and other advertising and capital expenditures;

•	our anticipated seasonal fluctuations in results of operations;

•	management's goals and objectives; and

•	other similar matters that are not historical facts.

Forward-looking statements may generally be identified by the use of words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense.
Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of management regarding future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause actual performance or results to differ materially from our expectations include, but are not limited to:

•	the inability of Ashford University to comply with the additional reporting and disclosure obligations arising as a result of its operation as a BPPE-approved institution;

•	the imposition of fines or other corrective measures against our institutions;

•	adverse regulatory changes affecting our industry;

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our failure to comply with the extensive and continually evolving regulatory framework applicable to our industry, including Title IV of the Higher Education Act and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	our inability to continue to recruit and retain students;

•	competition in the postsecondary education market and its potential impact on our market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions;

•	our inability to develop new programs or expand existing programs in a timely and cost-effective manner;

•	economic or other developments potentially impacting demand in our institutions' core disciplines or the availability or cost of Title IV or other funding;

•	the preceding and other factors discussed under the heading “Risk Factors” in our filings that are incorporated by reference in this prospectus; and

•	the factors set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-K.
All forward-looking statements are qualified in their entirety by the cautionary statements included herein, and you should not place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this prospectus or the document incorporated by reference into this prospectus, as applicable. We assume no obligation to update or revise any forward-looking statements to reflect actual results, changes in our assumptions or expectations, or any other factors affecting such forward-looking information, except to the extent required by applicable securities laws. If we do update or revise one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock by Warburg Pincus. All of the net proceeds from this offering will be received by Warburg Pincus.

PRICE RANGE OF COMMON STOCK
Our common stock is traded on the NYSE under the trading symbol “BPI.” As of August 11, 2017, we had 19 holders of record of our common stock. The following table sets forth the quarterly high and low sales prices per share of our common stock as reported on the NYSE for the periods indicated:

2017	High	Low
First Quarter	$11.58	$8.26
Second Quarter	$15.85	$10.45
Third Quarter (through August 14, 2017)	$15.12	$9.51
2016
First Quarter	$10.93	$6.15
Second Quarter	$10.49	$6.84
Third Quarter	$8.33	$5.38
Fourth Quarter	$10.86	$6.34
2015
First Quarter	$11.45	$8.96
Second Quarter	$10.38	$8.20
Third Quarter	$9.81	$7.40
Fourth Quarter	$8.95	$7.15

SELLING STOCKHOLDER
Warburg Pincus Private Equity VIII, L.P., whose principal offices are located at 450 Lexington Avenue, New York, New York 10017, is the sole selling stockholder in this offering and is referred to herein as the “selling stockholder.” Prior to this offering, Warburg Pincus beneficially owned approximately 33.1% of our outstanding common stock. Immediately following completion of this offering, Warburg Pincus will beneficially own approximately 26.0% of our outstanding common stock.
The table below sets forth information regarding the selling stockholder’s beneficial ownership of our common stock (i) as of August 11, 2017, prior to the offering, and (ii) upon completion of the offering. The percentage of beneficial ownership is calculated based on 29,088,040 shares of our common stock outstanding as of August 11, 2017. We have determined beneficial ownership in accordance with SEC rules. Under these rules, beneficial ownership includes any shares of our common stock with respect to which the selling stockholder, directly or indirectly, has or shares voting power or investment power and any shares with respect to which the selling stockholder has the right to acquire such voting or investment power within 60 days of August 11, 2017 through the exercise of any options, warrants or other rights. Except as indicated in the footnotes below, we believe the selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares Being Offered	Shares of Common Stock Beneficially Owned After the Offering
	Number	Percentage	Number	Number	Percentage
Warburg Pincus Private Equity VIII, L.P(1).	9,638,285	33.1%	2,075,395	7,562,890	26.0%

(1) The selling stockholder is Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (together with its two affiliated partnerships, “WP VIII”). Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the general partner, both directly and indirectly, of WP VIII. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of WP VIII. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017. See “Certain Relationships and Related Transactions” in our Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders, portions of which are incorporated by reference into this prospectus, for a description of certain material relationships between us and the selling stockholder.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.
This summary does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the potential application of the Medicare contribution tax on net investment income or under U.S. federal non-income tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	real estate investment trusts and regulated investment companies;
•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships and other pass-through entities (and investors therein);
•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of an employee stock option or otherwise as compensation;
•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.
You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal non-income tax laws, or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Non-U.S. Holder Defined
For purposes of this discussion, you are a non-U.S. holder if you are any holder (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

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a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a U.S. person.

Distributions
We have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Gain on Disposition of Common Stock” below).
Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an Internal Revenue Service (“IRS”), Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries.
Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Payments of effectively connected dividends that are included in the gross income of a non-U.S. holder generally are exempt from withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8 ECI or other applicable IRS Form W-8 properly certifying such exemption.
If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
In general, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” you will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

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you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) subject to applicable tax treaty providing otherwise; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes (a USRPHC) at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

Even if we became a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is regularly traded on an established securities market (within the meaning of the applicable regulations) and such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the shorter of the five-year period ending on the date of disposition and such holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Federal Estate Tax
Our common stock held (or treated as held) by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.
Backup Withholding and Information Reporting
Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.
Payments of dividends or of proceeds on the disposition of common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.
Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “foreign financial institution” (as specifically defined for this purpose) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “non-financial foreign entity” (as specifically defined for this purpose) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. Withholding under FATCA generally (1) applies to payments of dividends on our common stock and (2) under certain transitional rules, will apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, you may be eligible for refunds or credits of the tax. You should consult your tax advisors regarding these withholding provisions.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING
We, the selling stockholder and BTIG, LLC, as underwriter of this offering, have entered into an underwriting agreement dated August 14, 2017 with respect to the shares being offered. Subject to the terms and conditions stated in the underwriting agreement, the underwriter has agreed to purchase, and the selling stockholder has agreed to sell, 2,075,395 shares of our common stock.
The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all the shares if it purchases any of the shares. The underwriter is committed to take and pay for all of the shares being offered, if any are taken.
The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the shares as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the shares, that you will be able to sell any of the shares held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the shares subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority except sales to accounts over which it has discretionary authority to exceed five percent of the shares being offered.
The underwriter is expected to make offers and sales both inside and outside the United States through their respective selling agents.
Commission and Expenses
The underwriter is purchasing the shares of common stock from the selling stockholder at $9.00 per share (representing approximately $18.7 million in aggregate net proceeds to the selling stockholder, before deducting any out-of-pocket expenses). The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchase shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.
The aggregate amount of fees and expenses expected to be incurred by us in connection with this offering is approximately $200,000. We have also agreed to reimburse the underwriter for certain of its expenses, including up to an aggregate amount of $15,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority as set forth in the underwriting agreement.
No Sales of Similar Securities
We and our executive officers and directors and the selling stockholder have agreed that, subject to certain exceptions, for a period of 30 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Listing
Our common stock is listed on the NYSE under the trading symbol “BPI.”
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our shares in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, the selling stockholder nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, relating to losses or claims arising out of any untrue statement or alleged untrue statement of a material fact in, or the omission or alleged omission of a material fact from, the registration statement of which this prospectus supplement forms a part. The selling stockholder has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, relating to losses or claims arising out of any untrue statement or alleged untrue statement of a material fact in, or the omission or alleged omission of a material fact from, information furnished to us by or on behalf of the selling stockholder for inclusion in the registration statement of which this prospectus supplement forms a part. We and the selling stockholder have also agreed that in the event that our indemnities are unavailable or insufficient to hold the underwriter harmless, we and the selling stockholder will contribute to the aggregate amount of such liabilities incurred by the underwriter, as incurred, in such proportion as is appropriate to reflect the relative benefits received by us and the selling stockholder, on the one hand, and the underwriter, on the other hand, from this offering; provided that if such allocation is not permitted by law, we and the selling stockholder will contribute in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of us and the selling stockholder, on the one hand, and the underwriter, on the other hand, in connection with the statements or omissions that resulted in the underwriter’s liabilities, as well as any other relevant equitable consideration.
Other Relationships
The underwriter has performed commercial banking, investment banking and advisory services for us from time to time for which it has received customary fees and reimbursement of expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
(a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative for any such offer; or
(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of the shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the representative has been given to the offer or resale; or where the shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.
The Company, the underwriter and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
This prospectus supplement and accompanying prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representative have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the representative to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of the shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement and accompanying prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000.
Any investment or investment activity to which this prospectus supplement and accompanying prospectus relate is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and accompanying prospectus and should not act or rely on them.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in France
Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the shares described in this prospectus supplement and accompanying prospectus has been and will not be submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the shares has been or will be:
•released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•used in connection with any offer for subscription or sale of the shares to the public in France.
Such offers, sales and distributions will be made in France only:
•to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case acting for their own account, or otherwise in circumstances in which no offer to the public occurs, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•in a transaction that, in accordance with Article L.411-2-I-1°-or-2°-or 3° of the French Code monétaire et financier and Article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).
The shares may not be distributed directly or indirectly to the public except in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder
Notice to Prospective Investors in Hong Kong
WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the shares. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(a)to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)where no consideration is or will be given for the transfer;
(c)where the transfer is by operation of law;
(d)as specified in Section 276(7) of the SFA; or
(e)as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Chile
The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements as of and for the year ended December 31, 2016 incorporated in this prospectus supplement by reference to the Form 10-K and the effectiveness of our internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus supplement by reference to the Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.bridgepointeducation.com under “Investor Relations SEC Filings”. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contain on our website is not part of this prospectus supplement.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017, as amended on June 6, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed with the SEC on May 2, 2017 and July 26, 2017, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2017, March 10, 2017, March 20, 2017, April 3, 2017, May 16, 2017, June 1, 2017 and July 11, 2017.
Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.
You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:
Bridgepoint Education, Inc.
Attention: Investor Relations
8620 Spectrum Center Blvd.
San Diego, CA 92123

(858) 668-2586 x11120

SUBJECT TO COMPLETION, DATED JUNE 2, 2017

PROSPECTUS

2,600,000 Shares
Bridgepoint Education, Inc.
Common Stock
____________________
This prospectus relates to the disposition from time to time of up to 2,600,000 shares of our common stock, which are held by the selling stockholder named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.
The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 6 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of common stock under this prospectus.
Our common stock is quoted on the New York Stock Exchange under the symbol “BPI.” The last reported sale price of our common stock as reported on the New York Stock Exchange on June 1, 2017 was $14.18 per share.
Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus, and the risk factors discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2017

____________________

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this process, the selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.
This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our common stock. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC.
You should rely only on the information contained in or incorporated by reference into this prospectus (as it may be supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume the information contained in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of the prospectus or any sale of our common stock.
We urge you to read carefully this prospectus (as it may be supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before deciding whether to invest in any of the common stock being offered.
Except where the context otherwise requires or where otherwise indicated, the terms “we,” “us,” “our,” “Bridgepoint” and “the company” refer to Bridgepoint Education, Inc., a Delaware corporation, and its consolidated subsidiaries, including Ashford University and University of the Rockies. References to the “selling stockholder” refer to the stockholder listed herein under the heading “Selling Stockholder” and its donees, pledgees, transferees or other successors-in-interest.
____________________

i

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated herein by reference carefully, including the section entitled “Risk Factors” beginning on page 3 of this prospectus.
Overview
We are a provider of postsecondary education services through our regionally accredited academic institutions, Ashford University® and University of the RockiesSM. Ashford University offers associate’s, bachelor’s and master’s programs, and University of the Rockies offers master’s and doctoral programs. We believe our institutions, which deliver programs primarily online, embody the contemporary college experience.
Our institutions are committed to providing a high-quality educational experience to their students. Our institutions' online delivery models, weekly start dates, commitment to affordability and transferability of credits make their programs highly accessible. Our institutions' online platform has been designed to deliver a quality educational experience while offering the flexibility and convenience that many students require, particularly working adults. Our institutions have a comprehensive curriculum development process and employ qualified faculty members with significant academic and practitioner credentials. Our institutions conduct ongoing faculty and student assessment processes and provide a broad array of student services.
We are also focused on developing innovative new technologies to improve the way students learn, such as Constellation™, our proprietary learning platform, and the mobile applications offered by our institutions.
Ashford University
In March 2005, we acquired The Franciscan University of the Prairies, located in Iowa, and renamed it Ashford University. The mission of Ashford University is to provide accessible, affordable, innovative, high-quality learning opportunities and degree programs that meet the diverse needs of individuals pursuing advancement in their lives, professions and communities. We believe Ashford University is helping to define the modern college experience by providing the flexibility and effectiveness of online learning. The institution offers associate's, bachelor's and master's degree programs primarily online. Ashford University is comprised of four colleges: the Forbes School of Business and Technology™, the College of Education, the College of Health, Human Services and Science, and the College of Liberal Arts.
Ashford University is accredited by WASC Senior College and University Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017 (the “Form 10-K”). Ashford University maintains a website at www.ashford.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
University of the Rockies
In September 2007, we acquired the Colorado School of Professional Psychology, located in Colorado, and renamed it University of the Rockies. The mission of University of the Rockies is to provide high-quality, accessible learning opportunities globally for diverse groups of individuals seeking preparation for life goals, professional practice, service and distinguished leadership. University of the Rockies is a graduate institution that offers master's and doctoral degree programs in the social and behavioral sciences. Classes at University of the Rockies are presented in a progressive online format. The majority of students at University of the Rockies attend via the institution's accessible online platform, which is also available through our mobile applications.
University of the Rockies is accredited by the Higher Learning Commission. For additional information regarding accreditation, see “Regulation — Accreditation” in Part I, Item 1 “Business” of the Form 10-K. University of the Rockies maintains a website at www.rockies.edu, the contents of which are not incorporated by reference into, or in any way a part of, this prospectus.
Corporate Information
We were incorporated in Delaware in May 1999 under the name TeleUniversity, Inc. and we changed our name to Bridgepoint Education, Inc. in February 2009. Our principal executive offices are located at 8620 Spectrum Center Blvd., San Diego, CA 92123, and our telephone number is (858) 668-2586. Our website is www.bridgepointeducation.com. Information contained on or accessible through our website does not constitute part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

The selling stockholder named in this prospectus may offer and sell up to 2,600,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “BPI.” We are not selling any shares of common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus by the selling stockholder. Throughout this prospectus, when we refer to the shares of our common stock, the offer and sale of which are being registered on behalf of the selling stockholder, we are referring to the shares of common stock that have been issued to Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”). When we refer to the selling stockholder in this prospectus, we are referring to Warburg Pincus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from Warburg Pincus as a gift, pledge, distribution or other non-sale related transfer.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in this prospectus as well as those set forth in the Form 10-K and our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus (as it may be supplemented or amended). Risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business, prospects, financial condition, cash flows and results of operations, and could result in a complete loss of your investment.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference in this prospectus, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements may include, among others, statements regarding future events, our future results, strategies, expectations, the competitive environment, regulation and the availability of financial resources, including, without limitation, statements regarding:

•
Ashford University's ability to continue to operate an accredited institution subject to the requirements of the State of California, Department of Consumer Affairs, Bureau for Private Postsecondary Education (the “BPPE”);

•
our ability to comply with the extensive and continually evolving regulatory framework applicable to us and our institutions, including Title IV of the Higher Education Act of 1965, as amended (the “Higher Education Act”), and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	projections, predictions and expectations regarding our business, financial position, results of operations and liquidity, and enrollment trends at our institutions;

•	expectations regarding the effect of the closure of Ashford University's residential campus in Clinton, Iowa on our business;

•	our ability to obtain continued approval of Ashford University's programs for GI Bill benefits and to prevent any disruption of educational benefits to Ashford's veteran students;

•	new initiatives focused on student success and academic quality;

•	changes in our student fee structure;

•	expectations regarding the adequacy of our cash and cash equivalents and other sources of liquidity for ongoing operations;

•	expectations regarding investment in online and other advertising and capital expenditures;

•	our anticipated seasonal fluctuations in results of operations;

•	management's goals and objectives; and

•	other similar matters that are not historical facts.
Forward-looking statements may generally be identified by the use of words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense.
Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time such statements are made and the current good faith beliefs, expectations and assumptions of management regarding future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could actual performance or results to differ materially from our expectations include, but are not limited to:

•	the inability of Ashford University to comply with the additional reporting and disclosure obligations arising as a result of its operation as a BPPE-approved institution;

•	the imposition of fines or other corrective measures against our institutions;

•	adverse regulatory changes affecting our industry;

•
our failure to comply with the extensive and continually evolving regulatory framework applicable to our industry, including Title IV of the Higher Education Act and its implementing regulations, the gainful employment rules and regulations, the “defense to repayment” regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	our inability to continue to recruit and retain students;

•	competition in the postsecondary education market and its potential impact on our market share, recruiting costs and tuition rates;

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions;

•	our inability to develop new programs or expand existing programs in a timely and cost-effective manner;

•	economic or other developments potentially impacting demand in our institutions' core disciplines or the availability or cost of Title IV or other funding;

•	the preceding and other factors discussed under the heading “Risk Factors” in our filings that are incorporated by reference in this prospectus; and

•	the factors set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Form 10-K.
All forward-looking statements are qualified in their entirety by the cautionary statements included herein, and you should not place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this prospectus or the document incorporated by reference into this prospectus, as applicable. We assume no obligation to update or revise any forward-looking statements to reflect actual results, changes in our assumptions or expectations, or any other factors affecting such forward-looking information, except to the extent required by applicable securities laws. If we do update or revise one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We are filing the registration statement of which this prospectus is a part under our contractual obligations to the holder named in the section entitled “Selling Stockholder.” We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock covered by this prospectus by the selling stockholder. The selling stockholder will pay any underwriting discounts or selling commissions incurred in disposing of the common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus.

SELLING STOCKHOLDER
This prospectus relates to the resale from time to time by the selling stockholder named below of up to 2,600,000 shares of our common stock. Pursuant to the terms of the Second Amended and Restated Registration Rights Agreement, dated August 26, 2009, between us, the selling stockholder and the other persons named therein (the “Registration Rights Agreement”), we have agreed to prepare, on behalf of the selling stockholder, a registration statement on Form S-3, of which this prospectus forms a part, to register with the SEC the offer and sale of the shares of common stock that may be sold by the selling stockholder in this offering. A copy of the Registration Rights Agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered by this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of any offering. For purposes of the table below, we have assumed the selling stockholder will have sold all of the shares covered by the prospectus upon completion of the offering.
The table below sets forth information regarding the selling stockholder’s beneficial ownership of our common stock (i) as of May 31, 2017, prior to the offering, and (ii) upon completion of the offering, assuming the sale by the selling stockholder of all shares of common stock covered by this prospectus upon completion of the offering. The percentage of beneficial ownership is calculated based on 28,988,940 shares of common stock outstanding as of May 31, 2017. We have determined beneficial ownership in accordance with SEC rules. Under these rules, beneficial ownership includes any shares of our common stock with respect to which the selling stockholder, directly or indirectly, has or shares voting power or investment power and any shares with respect to which the selling stockholder has the right to acquire such voting or investment power within 60 days of May 31, 2017 through the exercise of any options, warrants or other rights. Except as indicated in the footnotes below, we believe the selling stockholder has sole voting and investment power with respect to all shares of common stock beneficially owned.

	Shares Beneficially Owned Before this Offering		Maximum Number of Shares to be Sold in this Offering	Shares Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Warburg Pincus Private Equity VIII, L.P. (2)	9,638,285	33.25%	2,600,000	7,038,285	24.28%

(1)	Assumes the sale by the selling stockholder of all shares covered by this prospectus upon completion of the offering.

(2)
The selling stockholder is Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”). Warburg Pincus Partners, LLC (“WP Partners”), a subsidiary of Warburg Pincus & Co. (“WP”), is the general partner of Warburg Pincus. WP is the managing member of WP Partners. Warburg Pincus is managed by Warburg Pincus LLC (“WP LLC”). Warburg Pincus, WP Partners, WP and WP LLC are collectively referred to as the “Warburg Pincus Entities.” Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Chief Executive Officers of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy has shared voting and investment control of all of the shares of stock referenced above. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy disclaims beneficial ownership of the stock (other than the stock owned of record by such person or entity), except to the extent of any indirect pecuniary interest therein. The address of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York, 10017. See “Certain Relationships and Related Transactions” in our Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders, portions of which are incorporated by reference into this prospectus, for a description of certain material relationships between us and the selling stockholder.

PLAN OF DISTRIBUTION
We are registering a total of 2,600,000 shares of our common stock on behalf of the selling stockholder pursuant to the terms of the Registration Rights Agreement. The selling stockholder and any of its donees, pledgees, transferees or other successors-in-interest may, from time to time after the date of this prospectus, sell any or all of the shares of common stock offered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholder currently owns 33.25% of our outstanding common stock. If the selling stockholder sells all of the shares of common stock covered by this prospectus, it may be deemed by the Department of Education (the “Department”) to be a change in ownership and control, which will require review by the Department in order to reestablish our eligibility to continue to participate in Title IV programs. In connection with this review, we will be required to submit to the Department a change in ownership application. The outcome of any such Department review in connection with a change in ownership and control will be reported in a future filing with the SEC incorporated by reference into this prospectus.
The selling stockholder may decide not to sell any of the shares of common stock covered by this prospectus. The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholder may arrange for other broker-dealers to participate. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act. Any brokers, dealers or agents who participate in the distribution of the shares of common stock by the selling stockholder may also be deemed to be “underwriters,” and any profits on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker-dealer or market maker with respect to the shares of common stock offered hereby, nor do we know the identity of the broker-dealers or market makers that may participate in the resale of the shares. Because the selling stockholder and any other selling stockholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling stockholder and any other selling stockholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market in accordance with the rules of the New York Stock Exchange;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the issuance of derivative securities, including warrants, exchangeable securities or forward delivery contracts and the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	whereby broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through the settlement of short sales;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.
Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). The selling stockholder has informed us that any such broker-dealer would receive commissions from the selling stockholder which would not exceed customary brokerage commissions. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed disclosing:

•	the name of any such broker-dealers;

•	the number of shares involved;

•	the price at which such shares are to be sold;

•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.
The selling stockholder has informed us that, as of the date of this prospectus, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The selling stockholder may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling stockholder’s general partners and/or limited partners.
Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholder and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Under the Registration Rights Agreement, we have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the date that all of the shares of common stock covered by the registration statement have been sold.
We have also agreed, among other things, to pay all expenses incurred by us in connection with the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares of common stock. We have further agreed to indemnify the selling stockholder and certain other persons against certain liabilities in connection with the registration of the shares of common stock, including certain liabilities arising under the Securities Act, or if such indemnification is unavailable, to contribute to the amounts required to be paid in respect of such liabilities. The selling stockholder has, subject to certain limitations, agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or, if such indemnification is unavailable, to contribute to the amounts required to be paid in respect of such liabilities.
At any time a particular offer of the shares of common stock is made by the selling stockholder or its donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
LEGAL MATTERS
The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Wilson Sonsini Goodrich & Rosati, PC, San Diego, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of and for the year ended December 31, 2016 incorporated in this prospectus by reference to the Form 10-K and the effectiveness of our internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements as of December 31, 2015 and for each of the two years in the period ended December 31, 2015 incorporated in this prospectus by reference to the Form 10-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge at our website at http://www.bridgepointeducation.com under “Investor Relations — SEC Filings”. Such information is made available on our website as soon as reasonably practicable after we electronically file it with or furnish it to the SEC. Information contained on our website is not part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we may disclose important information to you by referring you to other documents we file separately with the SEC. The information we incorporate by reference is considered a part of this prospectus. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 2, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 23, 2017, March 10, 2017, March 20, 2017, April 3, 2017, May 16, 2017 and June 1, 2017.
Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. Information in such future filings shall be deemed to update and supplement the information provided in this prospectus, and any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that the statements in the later filed document modify or replace such earlier statements.
You may obtain from us copies of the documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone at:
Bridgepoint Education, Inc.
Attn: Investor Relations
8620 Spectrum Center Blvd.
San Diego, CA 92123
(858) 668-2586 x11120

Bridgepoint Education, Inc.

Common Stock

2,075,395 Shares

PROSPECTUS SUPPLEMENT

August 14, 2017

BTIG